Exhibit FS-2
                   Stora Enso's Consolidated Income Statement

Average USD rate for the period EUR 1,0668
Closing USD rate for the period EUR 1,0046

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Consolidated income statement                                                                   Euro/$=1,0668
EUR mill.                                                    1997         1998         1999        1999 USD
                                                           --------     --------     --------   -------------
Sales..................................................     9,998.1     10,489.6     10,635.7      11,346.2

Finished and semifinished goods, decrease (-)..........         7.9         41.8       (119.4)       (127.3)
Share of profits of associated companies...............        16.5          9.9          9.7          10.3
Other operating incom..................................        60.6         44.9        126.1         134.5
Materials and services.................................    (5,353.7)    (5,033.5)    (4,843.3)     (5,166.9)
Freights and sales commissions.........................    (1,100.4)    (1,016.0)      (993.5)     (1,059.8)
Personnel expenses.....................................    (1,737.3)     (1,805.2)    (1,754.3      (1,871.5)
Depreciation and value adjustments.....................      (829.7)    (1,151.4)      (885.4)       (944.5)
Other operating expenses...............................      (145.6)      (861.6)      (757.6)       (808.2)
                                                           --------     --------     --------      --------
Operating profit.......................................       916.4        718.6      1,418.1       15,12.8

Financing..............................................      (280.1)      (379.3)      (266.6)       (284.4)
                                                           --------     --------     --------      --------
Profit before tax and minority items...................       636.3        339.4      1,151.5       1,228.4

Tax                                                          (205.6)      (148.2)      (394.5)       (420.9)
                                                           --------     --------     --------      --------
Profit after taxes.....................................       430.6        191.2        757.0         807.5

Minority interests.....................................       (21.6)        (0.2)        (4.5)         (4.8)
Profit for the period..................................       409.0        191.0        752.5         802.7
                                                           ========     ========     ========      ========
Key Ratios
Earnings per share basic, EUR..........................        0.54         0.25         0.99          1.06
Earnings per share diluted, EUR........................        0.54         0.25         0.99          1.05
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